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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of January 15, 1999 (the "Commencement Date") by and between DISCOVERY TOYS, INC., a California corporation (the "Company"), and THOMAS C. ZIMMER ("Executive").

                                R E C I T A L S:

         WHEREAS, pursuant to a Stock Transfer Agreement, dated as of January 15, 1999, among the Company, Discovery Toys, L.L.C. (the "LLC") and Avon Products, Inc. ("Avon"), Avon is transferring to the LLC a majority of the issued and outstanding capital stock of the Company (the "Stock Transfer Agreement");

         WHEREAS, pursuant to a Stock Purchase Agreement, dated as of January 15, 1999 (the "Stock Purchase Agreement") Executive is acquiring 24,570 shares (the "Company Shares") of the issued and outstanding capital stock of the Company (constituting on the date hereof 5% of the outstanding capital stock of the Company), subject to certain surrender provisions contained in such Stock Purchase Agreement;

         WHEREAS, the Company presently is involved in the business of the sale and delivery of toys and books; and

         WHEREAS, the Company desires to employ Executive and Executive is desirous of and wishes to enter into this Agreement, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, it is agreed as follows:

                                    SECTION 1

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "AFFILIATE" shall mean a corporation that, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 10% or more of the Voting Stock of the corporation in question.

         1.2 "AVON EMPLOYMENT AGREEMENT" shall have the meaning given such term in Section 4.1.

         1.3 "AVON SALARY SUPPLEMENT" shall mean $82,500 per annum paid by Avon to Executive under the Avon Employment Agreement.

         1.4 "BASIC SALARY" shall have the meaning assigned to that term in
Section 5.1 of this Agreement.
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         1.5 "BOARD" shall mean the Board of Directors of the Company, as duly constituted from time to time.

         1.6 "BUSINESS" shall mean the toy and book business to be conducted by the Company or any Subsidiary or Affiliate of any thereof, directly or indirectly.

         1.7 "CAUSE" shall mean any of the following:

                  (a) If Executive engages in (i) fraud, or (ii) embezzlement, or (iii) Executive is indicted for a felony and such indictment is not dismissed within 180 days, or (iv) Executive engages in such conduct that results in substantial damage to the reputation of the Company or a Subsidiary or Affiliate; or

                  (b) The willful commission by Executive of a material breach of the representation and warranty contained in Section 8; or

                  (c) The continuing willful failure of Executive to perform the Duties to the Company or a Subsidiary (other than any such failure resulting from Executive's incapacity due to Disability), or a material breach of the written policies of the Company or Section 9, each after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Executive by the Board; or

                  (d) If Executive declines to follow any lawful and reasonable instruction or policy formally adopted by the Board and formally communicated to Executive.

         For purposes of this subparagraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or a Subsidiary. The determination of whether Cause exists for purposes of Section 7.4 shall be made by the Board, without Executive's participation as a director.

         1.8 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

         1.9 "COMMENCEMENT DATE" shall be the Closing Date (as defined in the Stock Transfer Agreement).

         1.10 "CONFIDENTIAL INFORMATION" shall include, without limitation by reason of specification, any information, including without limitation trade secrets, subscriber, advertiser, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, manufacturing and advertising know-how, possible acquisition information and other business affairs of the Company or its Affiliates that (i) is or are designed to be used in, or are or may be useful in connection with, the Business, or that, in the case of any


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of these entities, results from any of the research or development activities of any such entity, or (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Executive, or (iii) gives the Company, a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same. Confidential Information shall not include information which is generally available to the public (except by reason of or as a consequence of a breach by Executive of his obligation under Section
9).

         1.11 "DISABILITY" shall mean the inability of Executive to perform Executive's Duties for the Company or any Subsidiary, if employed by the Company or a Subsidiary, pursuant to the terms of this Agreement and the By-Laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than ninety (90) consecutive days or an aggregate of one hundred twenty (120) days in any 365-day period. The existence of a Disability means that Executive's mental and/or physical condition substantially interferes with Executive's performance of his Duties for the Company and/or its Subsidiaries as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts. The Board shall provide the names of three medical experts to Executive. Executive or his designee shall choose one of the three medical experts within thirty (30) days after such list is provided to Executive. In the absence of a timely selection, the Board shall select the medical expert.

         1.12 "DUTIES" shall have the meaning assigned to that term in Section
2.1 of this Agreement.

         1.13 "EMPLOYMENT YEAR" shall mean each twelve-month period, or part thereof, during which Executive is employed hereunder, commencing on the Commencement Date and on the day immediately preceding the first anniversary of the Commencement Date and the twelve-month period commencing on an anniversary of the Commencement Date and ending on the day immediately preceding the next anniversary of such earlier anniversary date.

         1.14 "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

         1.15 "RESTRICTED PERIOD" shall be the period during which Executive is restricted by the Non-Competition Agreement among Executive, the Company and the LLC.

         1.16 "SUBSIDIARY" shall mean a corporation of which more than fifty percent (50%) of the Voting Stock is owned, directly or indirectly, by the Company.

         1.17 "TERM" shall mean the term of employment of Executive under this Agreement.


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         1.18 "TERM DATE" shall have the meaning assigned to that term in
Section 3 of this Agreement, or any earlier date upon which this Agreement shall terminate pursuant to Section 7 hereof.

         1.19 "VOTING STOCK" shall mean capital stock of a corporation that gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

         Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

                                    SECTION 2

                       EMPLOYMENT AND DUTIES OF EXECUTIVE

         2.1 EMPLOYMENT; TITLE; DUTIES. The Company hereby employs Executive, and Executive hereby accepts appointment, as President and Chief Operating Officer of the Company. The duties of Executive shall be to perform those services set forth on Exhibit A attached hereto and incorporated herein, to pursue the objectives of the Business, to perform generally those responsibilities assigned to him by the Board and the chief executive officer of the Company, and to render services as are necessary and desirable to protect and to advance the best interests of the Company and any Subsidiary (collectively, the "Duties"), acting, in all instances, under the supervision of and in accordance with the policies and instructions of the Board. Executive shall report to and be under the supervision of the Board and the chief executive officer of the Company. So long as Executive is employed by the Company, the Company will support his election as a member of the Board.

         2.2 PERFORMANCE OF DUTIES. Executive shall devote such time as is reasonably necessary to perform the Duties as an executive of the Company and for the performance of such other duties as are assigned to him from time-to-time by the Board and the Chief Executive Officer. During the Term,
Executive: (i) shall comply with all laws, statutes, ordinances, rules and regulations relating to the Business; and (ii) shall not engage in or become employed, directly or indirectly, in a business that competes with the Business of the Company or any Subsidiary, without the prior written consent of the Board, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person that competes with the Business, without such written consent, which, in both instances, may be given or withheld by the Board in its absolute discretion. Except for normal business travel, Executive shall not be required to perform the Duties from a location other than Northern California.

                                    SECTION 3

                               TERM OF EMPLOYMENT


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         The employment of Executive pursuant to this Agreement shall commence as of the Commencement Date and shall end on January 16, 2002 unless sooner terminated pursuant to Section 7.

                                    SECTION 4

                            COMPENSATION AND BENEFITS

         4.1 The Company shall pay Executive, as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Executive during the Term, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement; provided, however, that no compensation shall be paid to Executive under this Agreement for any period subsequent to the termination of employment of Executive for any reason whatsoever, except as provided in Section 7. In addition, Executive acknowledges that he is receiving compensation and benefits from Avon in accordance with a letter from Avon to Executive dated January 11, 1999 (the "Avon Employment Agreement") in the form attached hereto as Exhibit B.

                                    SECTION 5

                               BASIC SALARY/BONUS

         5.1 BASIC SALARY. The Company shall pay Executive, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a salary of One Hundred Sixty-Five Thousand Dollars ($165,000) per Employment Year (the "Basic Salary"), payable in substantially equal monthly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company to Executive and such other deductions or amounts, if any, as are authorized by Executive. The Basic Salary shall be prorated for the month in which employment of Executive by the Company commences or terminates, and for any Employment Year that is less than twelve (12) months in duration. The Basic Salary shall be subject to an annual review by the Board, and the Basic Salary may be increased by the Board but not reduced.

         5.2 BONUS. The Company shall pay Executive an annual cash bonus within ninety (90) days of the end of each calendar year during the Term and the Initial Term of up to Fifty Thousand Dollars ($50,000) depending on Executive and the Company meeting financial and non-financial goals, which goals will be established annually within the first ninety (90) days of each calendar year during the Term and the Initial Term by the Board after consultation with Executive. Executive shall submit to the Board within forty-five (45) days after the commencement of such calendar year a set of goals for such calendar year ("Executive Goal Statement"). If the Board shall not establish such goals after receipt of the Executive Goal Statement and prior to the end of such ninety (90) day period, Executive shall give prompt written notice of such failure to establish such goals. If the Board does not establish such goals


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within thirty (30) days after such notice to the Board, then Executive shall be entitled to receive a Bonus equal to $25,000 for such calendar year.

                                    SECTION 6

               ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

         6.1 ADDITIONAL BENEFITS. Executive acknowledges until June 30, 1999, the Company will not provide any benefits to Executive. After June 30, 1999, the Company will provide Executive with welfare benefits generally provided to other executives of the Company, including but not limited to: (a) participation in the Company's 401(k) plan, (b) four (4) weeks annual vacation, (c) $600 allowance for income tax preparation per Employment Year, (d) health insurance,
(e) lease allowance for an automobile with a manufacturer's suggested retail price not to exceed $30,000, such lease to be for a term for three (3) years or 45,000 miles, whichever comes first, plus the use of a gasoline credit card in connection with such automobile.

         6.2 REIMBURSEMENT FOR EXPENSES. The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement. Expenses in excess of $________ (exclusive of air fare) per business event must be approved in advance in writing by the Board or the chief executive officer of the Company. All expenses to be reimbursed must be consistent with the policies for reimbursement adopted by the Board. In no event may Executive exceed budgeted expenditures allowed for him which are set by the Board or the chief executive officer of the Company without prior written approval of the Board or the chief executive officer of the Company. In the event the Company requires Executive to travel on business during the Term, Executive shall be reimbursed for any travel expenses in accordance with this Section 6.2.

                                    SECTION 7

                            TERMINATION OF EMPLOYMENT

         7.1 DEATH. If Executive dies during the Term, his employment under this Agreement shall automatically terminate on the date of his death and no further compensation shall be due hereunder to Executive or Executive's estate.

         7.2 DISABILITY. If, during the Term, Executive has a Disability, the Company may, at any time after Executive has a Disability, terminate Executive's employment by written notice to him. The date on which the Company sends written notice of termination under this Section 7.2 shall be the Term Date hereunder. In the event that Executive's employment is terminated as a result of a Disability, Executive shall cease to receive any further compensation hereunder.

         7.3 VOLUNTARY TERMINATION. The Agreement may be terminated by Executive at any time upon sixty (60) days prior written notice to the Company. If Executive terminates his employment with the Company, he shall be treated as if he had been terminated by the Company for Cause, and shall be subject to the provisions of Section 7.4 hereof.


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         7.4 TERMINATION FOR CAUSE. The Company may terminate Executive's employment hereunder for Cause at any time by written notice given to Executive by the Board. The date on which the Company sends written notice of termination under this Section 7.4 shall be the Term Date hereunder. If Executive's employment is terminated for Cause, he shall be entitled to receive only the portion of his Basic Salary accrued to the Term Date and not theretofore paid to him and reimbursement for any expenses properly incurred by Executive and supported by appropriate vouchers, which expenses have been incurred prior to the Term Date and not theretofore reimbursed. Except as set forth in the immediately preceding sentence, all of Executive's rights to compensation hereunder shall be terminated, in the event of termination for Cause, as of the Term Date.

         7.5 TERMINATION WITHOUT CAUSE. Executive acknowledges that his employment by the Company is "at will" and thus the Company may terminate the employment of Executive without Cause upon written notice to Executive. If Executive is given notice of termination by the Company on or prior to June 30, 1999 without Cause, Executive shall be deemed terminated for Cause. If Executive is given notice of termination by the Company after June 30, 1999, the Company shall pay Executive his Basic Salary for fifteen (15) months after the date of termination and expenses incurred prior to the date of termination which are subject to reimbursement under Section 6.2 plus $103,125.

         7.6 NO DUTY TO MITIGATE OR SETOFF. Executive shall have no duty to mitigate any payment to be made by the Company hereunder by seeking alternative employment and the Company shall not setoff against any payment due Executive hereunder resulting from any liability of Executive to the Company.

         7.7 SURRENDER OF COMPANY SHARES. The parties acknowledge that if, for any reason, Executive's employment is terminated under any provision of this
Section 7 on or prior to June 30, 1999, Executive shall surrender the Company Shares to the Company for cancellation and release the Company from any and all obligations with respect thereto upon payment by the Company to Executive of any federal and state income taxes paid by Executive with respect to the purchase of the Company Shares from the LLC pursuant to the Stock Purchase Agreement.

                                    SECTION 8

                    REPRESENTATION AND WARRANTY BY EXECUTIVE

         Executive hereby represents and warrants to the Company, the same being part of the essence of this Agreement that, as of the Commencement Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, which would in any way restrict or prohibit him in any material way from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.


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                                    SECTION 9

               CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

         9.1 ACKNOWLEDGMENT OF CONFIDENTIALITY. Executive understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company. Executive further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Business. Accordingly, Executive agrees that he shall not during the Term or the Restricted Period (i) use or disclose any such Confidential Information outside the Company and any Subsidiaries and Affiliates; (ii) publish any works, speeches or articles with respect thereto; or (iii) except as required in the proper performance of his services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company or any Subsidiary or Affiliate.

         In the event Executive is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law, which in his opinion requires such disclosure and, if the Company so elects, to the extent that it is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

         9.2 DELIVERY OF MATERIAL. Executive shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business, and all property associated therewith, which he may then possess or have under his control.

         9.3 VENDOR LISTS. Executive acknowledges that (i) all lists of customers and vendors of the Company, any Subsidiary or of any Affiliate developed during the course of Executive's employment and/or by the Company are and shall be the sole and exclusive property of the Company, any Subsidiary and its Affiliates, as the case may be, and Executive further acknowledges and agrees that he neither has nor shall have any personal right, title or interest therein; (ii) that such lists are and must continue to be confidential; and
(iii) that such lists are not readily accessible to competitors of the Company, any Subsidiary or Affiliate.

         9.4 IDEAS, PROGRAMS, ETC. If, during the Term, Executive invents or develops any ideas, vendor or customer lists or the like, relating to or useful in connection with the Business, the same are and shall remain the property of the Company, and he will promptly deliver all copies of the same to the Company, assign his interest therein to the Company and execute such documents as Company's counsel may request to convey title thereof to the Company. Executive shall not be entitled to any compensation, other than as provided in this Agreement, for carrying out his obligations to the Company under this Section
9.4 or any other subsection of this Section 9.


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         9.5 EXTENSION OF SECTION 9. All of the provisions of Section 9 shall be deemed to be applicable to all Confidential Information, and to all ideas, programs, etc., as referred to in Section 9.4, to which Executive may have obtained access or which he may have invented or developed during his employment by the Company.

                                   SECTION 10

                              DISPUTES AND REMEDIES

         10.1 WAIVER OF JURY TRIAL. EXECUTIVE AND THE COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY DISPUTE THAT ARISES UNDER THIS AGREEMENT.

         10.2 INJUNCTIVE RELIEF. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 9, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

                           (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Executive that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

                           (ii) the right and remedy to recover monetary damages from Executive.

         10.3 Partial Enforceability. If any provision contained in Section 9, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Executive's agreements, covenants and undertakings, or the other restrictions that he has accepted, in Section 9, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

         10.4 INTENTION OF PARTIES. It is distinctly understood and agreed that the confidentiality, proprietary right, and restrictive covenant provisions of this Agreement have been accepted, and agreed to by Executive, in contemplation, not only of this Agreement, but in contemplation of the simultaneous (or approximately simultaneous) execution of the Stockholders' Agreement, Executive being a stockholder of the Company, among the Company the LLC, Executive, Lane Nemeth, Richard Newton and Avon Products, Inc.; and the Non-Competition Agreement among the Company, the LLC and the Executive. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Section 9 of this Agreement shall be enforced as written and to the fullest extent possible.


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         10.5 ADJUSTMENT OF RESTRICTIONS. Despite the prior provisions of this
Section 10, if any covenant or agreement contained in Section 9, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination shall have the power to reduce the duration or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

         10.6 CHOICE OF LAW/CHOICE OF FORUM. This Agreement shall be governed in all respects by the laws of the State of California. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid thereon. Process in any action or proceeding referred to in the preceding sentence, may be served on any party anywhere in the world in accordance with the notice provisions provided in Section 13.

         10.7 ARBITRATION. Except for the right of the Company to seek injunctive relief under Section 10.2, disputes under this Agreement shall be subject to the Mutual Agreement to Arbitrate Claims between the Company and Executive dated the date hereof (the "Mutual Agreement to Arbitrate Claims").

                                   SECTION 11

                                    SURVIVAL

         The provisions of Sections 7, 8, 9, and 10 and this Section 11 shall survive termination of this Agreement and remain enforceable according to their terms.

                                   SECTION 12

                                  SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other court hereof.

                                   SECTION 13

                                     NOTICES

         All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:


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                  IF TO THE COMPANY:
                  -----------------

                  Discovery Toys, Inc.
                  6400 Brisa Street
                  Livermore, California  94550
                  Attention:  President
                  Telecopy:  925-371-3705

                  with a copy to:

                  Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C. One Riverfront Plaza
                  Newark, New Jersey  07102
                  Attention:  Frank E. Lawatsch, Jr., Esq.

                  Telecopy:  973-639-6249

                  IF TO EXECUTIVE:
                  ---------------

                  Thomas C. Zimmer
                  1 Glen Hollow Road
                  Danville, CA  94506
                  Telecopy:

                  with a copy to:

                  Alan F. Neckritz, Esq.
                  2099 Mt. Diablo Blvd.
                  Suite 201
                  Walnut Creek, California  94596
                  Telecopy:  925-256-7110

         By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.

                                   SECTION 14

                            ASSIGNMENT AND SUCCESSORS

         Neither this Agreement nor any of Executive's rights or duties hereunder may be assigned or delegated by Executive. This Agreement is not assignable by the Company without the consent of Executive, except to any successor in interest that takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any entity into


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or with which the Company is merged or consolidated or that takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

                                   SECTION 15

                       ENTIRE AGREEMENT, WAIVER AND OTHER

         15.1 INTEGRATION. This Agreement, the Mutual Agreement to Arbitrate Claims and the Non-Competition Agreement among Executive, the Company and the LLC dated the date hereof (the "Non-Competition Agreement") contain the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

         15.2 NO WAIVER. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Executive with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

         Executive shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Executive reduce his obligations under this Agreement.

         This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein. No waiver of any provision of this Agreement or any amendment of this Agreement shall be binding upon the Company unless approved by the Board.

                                   SECTION 16

                                  GOVERNING LAW

         This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of California.


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                                   SECTION 17

                                    HEADINGS

         The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above, to be effective as of the Commencement Date.


                                             DISCOVERY TOYS, INC.


                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                                             -----------------------------------
                                             THOMAS C. ZIMMER


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                                    EXHIBIT A

         The principal duty of Executive as President and Chief Operating Officer of the Company shall be to perform the services set forth below:

                  Responsible for overall supervision of the Company, subject to the supervision and direction of the Board of Directors of the Company and the chief executive officer of the LLC.


                                       15
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                                    EXHIBIT B

                           [Avon Employment Agreement]